UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2024

WORTHINGTON STEEL, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-41830	92-2632000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 W. Old Wilson Bridge Road
Columbus, Ohio		43085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 840-3462

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On December 18, 2024, Worthington Steel, Inc. (“we,” “us,” “our” and “registrant”) issued a news release (the “Financial News Release”) reporting results for the three months ended November 30, 2024 (the second quarter of fiscal 2025). A copy of the Financial News Release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

We conducted a conference call on December 19, 2024, to discuss our unaudited financial results for the second quarter of fiscal 2025 and addressed certain matters related to our outlook for the third quarter of fiscal 2025. A copy of the transcript of the conference call is included herewith as Exhibit 99.2 and is incorporated herein by reference. During the conference call, we referenced an investor presentation that was made available on our website throughout the conference call. The investor presentation is included herewith as Exhibit 99.3 and is incorporated herein by reference.

We have included both financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and non-GAAP financial measures in the Financial News Release, the investor deck and the conference call to provide investors with additional information that we believe allows for increased comparability of the performance of our ongoing operations from period to period. Please see the Financial News Release and the investor deck for further explanations of why we use the non-GAAP financial measures and the reconciliations to the most comparable GAAP financial measures.

The information contained in this Item 2.02, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, is being furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless we specifically state that the information is to be considered “filed” under the Exchange Act or incorporate the information by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2024, our Board of Directors (the “Board”) appointed Scott Kelly, who currently serves as Senior Vice President of Operations of NPL Construction Company, a subsidiary of Centuri Group, Inc., as a director to fill the director’s office created by the Board increasing its size to 11 members pursuant to our Amended Regulations. Mr. Kelly will serve until our 2027 annual meeting of shareholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal. In connection with his appointment, the Board also appointed Mr. Kelly to serve as a member of the Nominating and Governance Committee.

There were no arrangements or understandings between Mr. Kelly and any other persons, pursuant to which Mr. Kelly was selected as a director. No information is required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Kelly will receive the same compensation as our other non-employee directors, as such is described in our proxy statement relating to our 2024 annual meeting of shareholders.

A copy of the press release announcing the appointment of Mr. Kelly is attached hereto as Exhibit 99.4.

Item 8.01 Other Events.

On December 18, 2024, we issued a news release (the “Dividend Release”) reporting that our Board declared a quarterly cash dividend of $0.16 per common share. The dividend was declared on December 18, 2024, and is payable on March 28, 2025, to our shareholders of record at the close of business on March 14, 2025. A copy of the Dividend Release is filed herewith as Exhibit 99.5.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	News Release of Worthington Steel, Inc. issued on December 18, 2024 (Financial News Release)
99.2	Transcript of Worthington Steel, Inc. Earnings Conference Call for Second Quarter of Fiscal 2025 held on December 19, 2024
99.3	Investor Presentation, dated December 18, 2024
99.4	News Release of Worthington Steel, Inc. Issued on December 18, 2024 (Director Appointment Release)
99.5	News Release of Worthington Steel, Inc. issued on December 18, 2024 (Dividend Release)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON STEEL, INC.

Date:	December 20, 2024	By:	/s/ Joseph Y. Heuer
Joseph Y. Heuer Vice President - General Counsel and Secretary